Exhibit 99.1

600 North Dairy Ashford Road
Houston, TX 77079-1175
Media Relations: 281-293-1149
www.conocophillips.com/media

NEWS RELEASE	July 11, 2018

ConocoPhillips Appoints Mr. Jeffrey A. Joerres to its Board of Directors

HOUSTON — ConocoPhillips (NYSE: COP) today announced that its board of directors has elected Mr. Jeffrey A. Joerres to serve as a board member.

Mr. Joerres served as chief executive officer of ManpowerGroup Inc. from 1999 to 2014, as chairman of the board from 2001 to 2014, and as executive chairman from May 2014 to December 2015. Mr. Joerres joined ManpowerGroup in 1993 and served as vice president of Marketing and senior vice president of European Operations and Marketing and Major Account Development.

“ConocoPhillips will benefit from Jeff’s extensive global leadership experience and substantial involvement on both public and private boards,” said Ryan Lance, chairman and chief executive officer of ConocoPhillips. “We are pleased to add a new director who brings key qualifications and skills to the current composition of the board and look forward to his guidance with respect to the company’s operations and interests.”

Mr. Joerres currently serves on the boards of The Western Union Company, Artisan Partners Asset Management Inc., Boys and Girls Clubs of Milwaukee, BMO Harris Bradley Center and Kohler Co.

Mr. Joerres is a former director and chairman of the Federal Reserve Bank of Chicago and has served as co-chair for the European and Indian World Economic Forums. He holds a bachelor’s degree from Marquette University’s College of Business Administration.

The appointment of Mr. Joerres increases the number of ConocoPhillips directors to 11, of which 10 are independent. Mr. Joerres will serve on the Audit and Finance Committee and the Committee on Directors’ Affairs of the ConocoPhillips board.

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About ConocoPhillips

ConocoPhillips is the world’s largest independent E&P company based on production and proved reserves. Headquartered in Houston, Texas, ConocoPhillips had operations and activities in 17 countries, $71 billion of total assets, and approximately 11,200 employees as of March 31, 2018. Production excluding Libya averaged 1,224 MBOED for the three months ended March 31, 2018, and proved reserves were 5.0 billion BOE as of Dec. 31, 2017. For more information, go to www.conocophillips.com.

Contacts

Daren Beaudo (media)

281-293-2073

daren.beaudo@conocophillips.com

Andy O’Brien (investors)

281-293-5000

andy.m.obrien@conocophillips.com

CAUTIONARY STATEMENT FOR THE PURPOSES OF THE “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This news release contains forward-looking statements. Forward-looking statements relate to future events and anticipated results of operations, business strategies, and other aspects of our operations or operating results. In many cases you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” and other similar words. However, the absence of these words does not mean that the statements are not forward-looking. Where, in any forward-looking statement, the company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, there can be no assurance that such expectation or belief will result or be achieved. The actual results of operations can and will be affected by a variety of risks and other matters including, but not limited to changes in commodity prices; changes in expected levels of oil and gas reserves or production; operating hazards, drilling risks, unsuccessful exploratory activities; difficulties in developing new products and manufacturing processes; unexpected cost increases or technical difficulties in constructing, maintaining, or modifying company facilities; international monetary conditions and exchange rate fluctuations; our ability to liquidate the common stock issued to us by Cenovus Energy Inc at prices we deem acceptable, or at all; our ability to complete the sale of our announced dispositions on the timeline currently anticipated, if at all; the possibility that regulatory approvals for our announced dispositions will not be received on a timely basis, if at all, or that such approvals may require modification to the terms of our announced dispositions or our remaining business; business disruptions during or following our announced dispositions, including the diversion of management time and attention; the ability to deploy net proceeds from our announced dispositions in the manner and timeframe we currently anticipate, if at all; potential liability for remedial actions under existing or future environmental regulations; potential liability resulting from pending or future litigation; limited access to capital or significantly higher cost of capital related to illiquidity or uncertainty in the domestic or international financial markets; and general domestic and international economic and political conditions; as well as changes in tax, environmental and other laws applicable to our business. Other factors that could cause actual results to differ materially from those described in the forward-looking statements include other economic, business, competitive and/or regulatory factors affecting our business generally as set forth in our filings with the Securities and Exchange Commission. Unless legally required, ConocoPhillips undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.